Exhibit 10.3

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement (“Amendment”), effective as of April 25, 2016, is entered into by and between PEDEVCO Corp., as successor-in-interest to Pacific Energy Development Corp. (herein referred to as the “Company”), and Michael L. Peterson.

WITNESSETH:

WHEREAS, the Company and you have entered into an employment letter agreement, dated June 16, 2012, as amended to date (the “Agreement”), concerning the employment of you as President and Chief Financial Officer of the Company; and

WHEREAS, the parties wish to amend the Agreement to revise certain terms of your Agreement as set forth therein in order to reduce Company costs and make certain other changes as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.	Section 1 of the Employment Agreement shall be supplemented to add the following additional language at the end of the current Section:

“Notwithstanding the foregoing, it shall not be a violation of this Agreement for you at any time to (i) engage in business activities not directly competitive with the business of the Company, (ii) serve on corporate, civic or charitable boards or committees, (iii) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (iv) manage personal or other investments, on behalf of yourself or others, so long as such activities do not significantly interfere with the performance of your responsibilities as an officer of the Company in accordance with this Agreement.”

2.
Effective immediately upon the resignation of Frank C. Ingriselli as the Chief Executive Officer of the Company, you agree to serve in the offices of President and Chief Executive Officer of the Company, to serve at the pleasure of the Board, and resign from the office of Chief Financial Officer of the Company.

3.
I agree and acknowledge that neither my resignation from the office of Chief Financial Officer nor my installation as Chief Executive Officer and President of the Company, and the corresponding change in authority, duties and responsibilities, shall constitute “Good Reason” for the voluntary termination of my employment under this Agreement.

4.	Except to the extent modified hereby, the Agreement shall remain in full force and effect.

5.	This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

[Signature Page Follows]

Amendment to Peterson Employment Agreement

IN WITNESS WHEREOF, the parties have caused the Amendment to be executed as of the date and year first referenced above.

“The Company”	PEDEVCO Corp.

Date: April 25, 2016	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chairman and Chief Executive Officer

Date: April 25, 2016
/s/ Michael L. Peterson
Michael L. Peterson

Amendment to Peterson Employment Agreement